As filed with the Securities and Exchange Commission on July 27, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 ENERGY RECOVERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-0616867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, California 94577

(Address, including zip code, of registrant’s principal executive offices)

 Energy Recovery, Inc. 2016 Incentive Plan

(Full Title of the Plan)

 Chris Gannon
Chief Financial Officer

1717 Doolittle Drive

San Leandro, CA 94577

(Name and Address of Agent for Service)

(510) 483-7370

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Leonard J. Essig

Lewis Rice LLC

600 Washington Avenue, Suite 2500

St. Louis, Missouri 63101

(314) 444-7600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934 (Check One):

Large accelerated filer	☐	Accelerated filer	X

Non-accelerated filer	☐	Smaller reporting company	☐

 CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(3)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)
Common Stock, $0.001 par value per share, reserved for future issuance pursuant to the 2016 Incentive Plan	4,441,083 shares	$10.14	$45,032,581.62	$4,534.78

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Energy Recovery, Inc. 2016 Incentive Plan (the “2016 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)

Estimated in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933 solely for the purpose of calculating the registration fee for shares reserved for future issuance under the Energy Recovery, Inc. 2016 Incentive Plan. The computation is based on the average of the high and low prices of the Registrant’s Common Stock as reported on NASDAQ for July 20, 2016.

(3)

As described in the Explanatory Note in this Registration Statement, on June 23, 2016, the stockholders of the Registrant approved the 2016 Plan and, in connection therewith, no further awards will be made under the Energy Recovery, Inc. 2008 Equity Incentive Plan (the “Prior Plan”). Of the 4,41,083 shares of the Registrant’s common stock being registered under the 2016 Plan on this Registration Statement, 611,083 shares that were previously available for issuance but not issued or subject to outstanding awards under the Prior Plan now may be issued under the 2016 Plan.

(4)

Pursuant to Rule 457(p) under the Securities Act, the total registration fee for the shares being registered hereby is reduced by the filing fee of $158.27 previously paid by the Registrant in connection with the registration of shares of common stock on the Form S-8 Registration Statement for the Prior Plan (File No. 333-180076) filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2012 (the “2012 Registration Statement”), which shares are contemporaneously with the filing of this Registration Statement being deregistered from the 2012 Registration Statement by Post-Effective Amendment No. 1 to the 2012 Registration Statement.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering shares of the Registrant’s common stock that may be issued to participants under the Energy Recovery, Inc. 2016 Incentive Plan (the “2016 Plan”).

The maximum number of shares of common stock reserved and available for issuance under the 2016 Plan includes 3,830,000 shares plus any shares available for issuance but not subject to outstanding awards under the Energy Recovery, Inc. 2008 Equity Incentive Plan (the “Prior Plan”) as of June 23, 2016, the effective date of the 2016 Plan. As of June 23, 2016, 611,083 such shares remained available under the Prior Plan, all of which were previously registered with the Commission on the Registration Statement on Form S-8 (File No. 333-180076) (the “2012 Registration Statement”). Such shares are now covered by this Registration Statement in connection with the 2016 Plan.

A post-effective amendment to the Form S-8 Registration Statement for the Prior Plan is being filed contemporaneously with this Registration Statement to deregister such shares under the 2012 Registration Statement. Additional shares reserved for issuance under the Prior Plan may become available for issuance in the future under the 2016 Plan as the result of the forfeiture, cancellation or termination of awards outstanding under the Prior Plan (other than by exercise or settlement of the awards in shares), and any such additional shares will be included in the shares reserved for issuance under the 2016 Plan and will be registered on one or more future Form S-8 Registration Statements.

PART I – INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Energy Recovery, Inc. (the “Registrant”) with the Commission are incorporated by reference herein:

(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 4, 2016;

(b)     The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Commission on May 5, 2016;

(c)     The Registrant’s Current Reports on Form 8-K filed with the Commission on February 3, 2016, March 2, 2016, March 21, 2016, June 22, 2016, June 27, 2016 and June 28, 2016, and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant’s latest Annual Report referred to in (a) above (and provided that any portions of such reports that are deemed furnished and not filed pursuant to the instructions to Form 8-K shall not be incorporated by reference into this registration statement); and

(d)     The description of the Registrant’s common stock shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 26, 2008, pursuant to Section 12(b) of the Securities Exchange Act of 1934 and as declared effective on July 1, 2008, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation provides that the Registrant may indemnify to the fullest extent permitted by Delaware law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she was a director or officer of the Registrant or serves or served at any other enterprise as a director or officer at the request of the Registrant. Further, the Registrant’s amended and restated certificate of incorporation contains provisions that limit the personal liability of the Registrant’s directors for monetary damages to the fullest extent permitted by Delaware law.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated bylaws of the Registrant provide that:

●

The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

●	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

●

The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

●

The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

●

The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

●	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed March 27, 2009

3.2	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed March 27, 2009

5.1	Opinion of Lewis Rice LLC

10.1	Energy Recovery, Inc. 2016 Incentive Plan, incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 27, 2016

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Lewis Rice LLC (included in Exhibit 5.1)

24.1	Power of Attorney (included within signature page to this Form S-8)

Item 9. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Energy Recovery, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Leandro, State of California, on July 27, 2016.

ENERGY RECOVERY, INC.

By:	/s/ Joel Gay
Joel Gay
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Joel Gay, Chris Gannon and William Yeung, or each of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel Gay	President and Chief Executive Officer (Principal Executive Officer) and Director	July 26, 2016
Joel Gay

/s/ Chris Gannon	Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2016
Chris Gannon

/s/ Hans Peter Michelet	Director and Chairman of the Board	July 26, 2016
Hans Peter Michelet

/s/ Alexander J. Buehler	Director	July 26, 2016
Alexander J. Buehler

/s/ Olav Fjell	Director	July 26, 2016
Olav Fjell

/s/ Dominique Trempont	Director	July 26, 2016
Dominique Trempont

/s/ Arve Hanstveit	Director	July 26, 2016
Arve Hanstveit

/s/ Ole Peter Lorentzen	Director	July 26, 2016
Ole Peter Lorentzen

/s/ Robert Yu Lang Mao	Director	July 26, 2016
Robert Yu Lang Mao

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed March 27, 2009

3.2	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed March 27, 2009

5.1	Opinion of Lewis Rice LLC

10.1	Energy Recovery, Inc. 2016 Incentive Plan, incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 27, 2016

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Lewis Rice LLC (included in Exhibit 5.1)

24.1	Power of Attorney (included within signature page to this Form S-8)